EXHIBIT 10.1

                               MERIDIAN BANK TEXAS
                         100 Lexington Street, Ste. 100
                             Fort Worth, Texas 76102





December 7,  2009


GATEWAY ENERGY CORPORATION
1415 Louisiana Street, Suite 4100
Houston, Texas 77002

         Re:      Loan Agreement

Ladies and Gentlemen:

     This letter sets forth the Loan Agreement (this "Loan Agreement") among GATEWAY ENERGY Corporation ("Borrower"), a Delaware corporation; GATEWAY PIPELINE COMPANY; GATEWAY OFFSHORE PIPELINE COMPANY; GATEWAY PROCESSING COMPANY; and GATEWAY ENERGY MARKETING COMPANY (collectively "Guarantors"); and MERIDIAN BANK ("Lender"), with respect to loans from Lender to Borrower and obligations of Borrower and Guarantors to Lender.

     1. Loan. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the "Loan Documents"), Lender agrees to make a revolving loan in the maximum amount of $6,000,000.00 to Borrower (the "Revolving Loan") on the terms set forth in the Revolving Promissory Note attached as Exhibit A (the "Revolving Note"), for the purposes set forth below. The unpaid principal balance of the Revolving Note shall bear interest from the date advanced until paid or until default or maturity at the rates set forth in the Revolving Note; provided, however, that the interest rate on the Revolving Note shall never fall below a floor rate of five and one-half percent (5.5%) per annum. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Fort Worth, Texas time) on April 30, 2012 (the "Termination Date"), such amounts as Borrower may request under the Revolving Loan; provided, however, the total principal amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base (as defined below), which is initially set at $3,000,000, subject to the MCR (as defined below), or (ii) $6,000,000.00. All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date.

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DECEMBER 7, 2009
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          (b) Advances on the Revolving Loan may be used only for the following purposes: (i) refinancing or replacing indebtedness, or a commitment to furnish credit, owing by Borrower to Western National Bank ("WNB"); (ii) the acquisition and development of midstream oil and gas assets; (iii) general corporate and working capital purposes; and (iv) issuance of Letters of Credit (as defined below).

          (c) At the request of Borrower, Lender may from time to time issue one or more letters of credit for the account of Borrower or any affiliates (the "Letters of Credit"). Borrower's availability on the Revolving Loan will be reduced by the face amount of all unexpired Letters of Credit. Any fundings under any Letters of Credit will be treated as an advance on the Revolving Loan and will be secured by the Security Documents (as defined below). Unless Lender elects otherwise, Lender shall not be obligated to issue a Letter of Credit if the aggregate face amount of all outstanding Letters of Credit exceeds $1,000,000. All Letters of Credit shall be for a term of up to one year (or longer if necessary for regulatory requirements) but shall expire not later than five days prior to the Termination Date, unless adequately secured by cash collateral held by Lender. Borrower will sign and deliver Lender's customary forms for the issuance of Letters of Credit. Borrower agrees to pay to Lender a Letter of Credit fee due upon issuance and equal to the greater of (i) $150.00, or (ii) one and one-half percent (1.5%) per annum, calculated on the aggregated stated amount of each Letter of Credit for the stated duration thereof (computed on the basis of actual days elapsed as if each year consisted of 360 days). Any renewal or extension of a Letter of Credit will be treated as a new issuance for the purpose of the Letter of Credit fees.

          (d) Borrower agrees to pay to Lender the following fees that are non-refundable and earned by Lender upon execution of this Loan Agreement unless otherwise stated:

              (i) Upon execution of this Loan Agreement, Borrower agrees to pay Lender an Origination Fee in the amount of $25,000; $5,000 of which has been previously paid to Lender.

              (ii) Borrower agrees to pay to Lender an Unused Fee equal to one-half of one percent (0.5%) per annum (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) of the average for the period of calculation of an amount determined daily equal to the difference between the Borrowing Base and the aggregate outstanding principal balance of the Revolving Loan at such time. This Unused Fee is payable quarterly within ten
(10) days of Borrower 's receipt of an invoice from Lender, setting forth evidence of the calculation of the Unused Fee for the preceding calendar quarter.

          (e) The Revolving Loan, all other loans now or hereafter made by Lender to Borrower, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the "Loans." The Revolving Note, all

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DECEMBER 7, 2009
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other promissory notes now or hereafter payable by Borrower to Lender, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the "Notes."

     2. Collateral. (a) Payment of the Notes, all obligations with respect to Letters of Credit, and all other fees and expenses due pursuant to this Loan Agreement or the other Loan Documents (as defined below) will be secured by the first liens and first security interests created or described in the following (collectively the "Security Documents"): (i) the mortgages and deeds of trust (collectively the "Deed of Trust") described in Schedule 1 attached, executed by Gateway Pipeline Company and Gateway Offshore Pipeline Company originally in favor of WNB, and assigned to Lender by Assignment of Note and Liens of even date herewith and amended to secure the Notes and Loans; (ii) a Louisiana Mortgage covering certain assets off-shore of the State of Louisiana; (iii) all other documents, notices, and financing statements described in Schedule 1 attached, the same having been assigned to Lender by WNB; (iv) a Commercial Security Agreement (collectively the "Security Agreement") of even date, executed by Borrower and each Guarantor in favor of Lender, and covering all personal property of Borrower and each Guarantor; (v) a Pledge and Security Agreement of even date executed by Borrower in favor of Lender and covering Borrower's stock in Guarantors; and (vi) any other security documents now or hereafter executed in connection with the Loans. All pipelines and gathering systems and all other real and personal property now or hereafter mortgaged to Lender by Borrower or any of the Guarantors, including the property covered by the Deed of Trust and the Security Agreement, will be referred to as the "Properties." If requested by Lender, Borrower will execute in favor of Lender mortgages, deeds of trust, security agreements, or amendments, in Proper Form (as defined below), mortgaging any additional midstream oil and gas properties and all additional interests in the Properties acquired by Borrower.

          (b) Payment of the Notes and all other fees and expenses due pursuant to this Loan Agreement or the other Loan Documents, also be guaranteed by each of the Guarantors pursuant to Commercial Guaranties in Proper Form (collectively the "Guaranties"). The Loans shall also be guaranteed by all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrower; and Borrower agrees to cause all such companies, subsidiaries, and partnerships to execute and deliver guaranties in Proper Form to Lender.

          (c) Borrower shall, upon request of Lender, deliver to Lender title opinions and/or other title information acceptable to Lender covering the Properties, consisting of real estate owned by Borrower, along with such other information regarding title as Lender shall reasonably request, all in Proper Form, and, in the case of owned real estate, from attorneys or landmen acceptable to Lender. Lender reserves the right to immediately exclude any property from the Borrowing Base if Lender learns of any material title issue

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with respect to the property or if Lender's review of Borrower's title to the property indicates that Borrower's title is unacceptable to Lender, in its sole discretion.

          (d) After an Event of Default (as defined below) that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, or if there is an existing Borrowing Base deficiency that is not addressed by Borrower in accordance with Section 3(b) below, Lender reserves the right to require Borrower to set up a lockbox account to be managed by Lender for purposes of collecting pipeline revenues and other accounts receivable and payment rights (collectively, "Receivables") attributable to Borrower's interest in the Properties. Borrower agrees that upon Lender's election to require the lockbox after an Event of Default, Lender will receive Receivables for application to the Revolving Note; and, in such event, Borrower shall be deemed to have directed all account debtors and other obligors with respect to the Receivables to remit all payments in respect thereof directly to Lender, if Lender so elects. Any Receivables received in the lockbox account by Lender that are attributable to another person's or entities' interest in the Properties shall be released immediately to Borrower upon Borrower's request. All other Receivables received in the lockbox account by Lender in excess of the current scheduled monthly payment and any other fees or expenses owed to Lender will be transferred to Borrower at the end of each month for its use consistent with the provisions of this Loan Agreement, so long as there is no existing Event of Default. If the Receivables received in the lockbox during any month are not sufficient to make the scheduled monthly payment, Borrower will pay Lender the deficiency within ten (10) days.

          (e) Unless a security interest would be prohibited by law or would render a nontaxable account taxable, Borrower and Guarantors grant to Lender a contractual possessory security interests in, and hereby assign, pledge, and transfer to Lender all Borrower's and Guarantor's rights in any deposits or accounts now or hereafter maintained with Lender (whether checking, savings, or any other account), excluding, however, accounts maintained by Borrower or any Guarantors at Lender for the purpose of revenue distribution to third parties entitled to those revenues and any other accounts held by Borrower or any Guarantors for the benefit of a third party. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff any sums owing on the Loans against any and all such deposits and accounts; and Lender shall be entitled to exercise the rights of offset and banker's lien against all such accounts and other property or assets of Borrower or any Guarantors with or in the possession of Lender to the extent of the full amount of the Loans.

          3. Borrowing Base. (a) On or about December 1st of each year, commencing December 1, 2010, and at any other time and from time to time while this Loan Agreement is in force, Lender may determine or redetermine, in its sole discretion, a Borrowing Base. At any time that Borrower pledges additional collateral pursuant to a request by Lender under Section 2 above, Borrower may request in writing a redetermination of the Borrowing Base and Lender will so

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GATEWAY ENERGY CORPORATION
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redetermine the Borrowing Base and notify Borrower of the result of the redetermination within ten (10) days. The term "Borrowing Base" refers to the designated loan value (as calculated by Lender in its sole discretion) assigned to the discounted present value of future net income accruing to the Properties based upon Lender's in-house evaluation. Lender's determination of the Borrowing Base will use such methodology, assumptions, and discount rates customarily used by Lender with respect to credits of a similar size and nature in assigning collateral value to the Properties and will be based upon such other credit factors or financial information available to Lender at the time of each determination, including, without limitation, current market conditions and Borrower's and Guarantors' assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. Borrower acknowledges that increases in the Borrowing Base are subject to appropriate credit approval by Lender and may be subject to additional terms and conditions.

          (b) The outstanding principal balance owing on the Revolving Note may not exceed the Borrowing Base at any time, subject to the payout provisions below in the event of a Borrowing Base decrease. A decrease in the Borrowing Base will result in an immediate decrease in Lender's commitment under the Revolving Loan. If the redetermined Borrowing Base is less than the sum of the outstanding principal then owing on the Revolving Note, Lender will notify Borrower of the amount of the Borrowing Base and the amount of the deficiency. Within thirty (30) days after notice is sent by Lender, Borrower shall remedy the deficiency by either: (i) making a lump sum payment on the Revolving Note to reduce the principal outstanding to an amount equal to or less than the new Borrowing Base; or (ii) mortgaging additional collateral, which must be acceptable to Lender as to type, value, and title.

          (c) At the time of any redetermination, Lender reserves the right to establish an equal Monthly or Quarterly Commitment Reduction ("MCR") amount by which the Borrowing Base shall be automatically reduced effective as of each calendar month or quarter until the next Borrowing Base redetermination. Lender's determination of the MCR will use such methodology, assumptions, and discount rates customarily used by Lender with respect to credits of a similar size and nature in determining commitment reductions and will be based upon such other credit factors or financial information available to Lender at the time of each determination, including, without limitation, the value and economic life of the Properties, and Borrower's assets, liabilities, cash flow, liquidity, business, properties, prospects, management, and ownership. The MCR will initially be set at $0. If the outstanding principal balance owing on the Revolving Note, shall exceed the Borrowing Base solely because of an MCR reduction, Borrower shall promptly make a single lump sum payment in an amount sufficient to eliminate such excess so that the outstanding principal balance does not exceed the Borrowing Base. If the outstanding principal balance owing on the Revolving Note shall exceed the Borrowing Base because of a Borrowing Base redetermination (or a Borrowing Base redetermination combined with a required MCR), Borrower shall have the right to cure set forth in subsection (b)

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above; provided, however, that if the MCR was applicable before the Borrowing
Base redetermination, then the MCR amount will be due in a lump sum and Lender may continue the MCR at the same amount or change the MCR effective on the redetermination date.

     4. Conditions Precedent. (a) The obligation of Lender to make the initial advance on the Revolving Loan is subject to Borrower's satisfaction, in Lender's sole discretion, of the following conditions precedent:

              (1) Lender's receipt and satisfactory review by Lender of the 2008 fiscal year-end and September 30, 2009 year-to-date financial statements of Borrower, including a balance sheet, an income statement, and a cash flow statement, prepared in conformity with generally accepted accounting principles, consistently applied ("Accounting Principles").

              (2) Borrower shall be in compliance in all material respects with all existing obligations, there shall be no default at closing, and all representations and warranties in connection with existing obligations must be true in all material respects.

              (3) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

                  (i)     this Loan Agreement;
                  (ii)    the Revolving Note;
                  (iii)   the Assignment of Note and Liens;
                  (iv)    the Security Documents;
                  (v)     the Guaranties;
                  (vi)    Borrowing Resolution; and
                  (vii)   Guarantor Resolutions.

              (4) satisfactory evidence that Lender holds perfected liens and security interests in all collateral for the Loans, subject to no other liens or security interests other than Permitted Liens (as defined below).

              (5) there shall not have occurred any result, occurrence, condition, change, fact, event, circumstance, or effect that, individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change on (i) the financial condition, business, assets, properties, liabilities (actual and contingent), operations or results of operations of Borrower and Guarantors as a whole, (ii) the ability of Borrower or any Guarantors to own their assets and conduct business in the ordinary course as presently owned and conducted, or (iii) the ability of Borrower or any Guarantors to perform their obligations under or consummate the transactions contemplated by the Loan Documents (collectively "Material Adverse Change").

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               (6) there being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Lender's judgment, of a decision which could materially adversely affect the ability of Borrower to perform under the Loan Documents.

               (7) Lender shall have completed and approved a review of title to, and the status of the environmental condition of, Borrower's properties, including the Borrowing Base properties, and the results of such review shall be acceptable to Lender in its sole discretion.

               (8) Lender's receipt and review, with results satisfactory to Lender and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrower.

               (9) Lender's receipt of satisfactory evidence that Borrower has no outstanding indebtedness other than the Revolving Loan, trade accounts payable, taxes incurred in the ordinary course of business, and any other indebtedness permitted pursuant to the terms of this Loan Agreement.

               (10) Borrower's establishment of an operating account with Lender.

               (11) Lender's receipt of evidence that Borrower has received an certificate of authority from the State of Texas and is authorized to do business in the State of Texas.

          (b) Lender will not be obligated to make the Loans or any subsequent advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any Material Adverse Change, (ii) any representation or warranty made by Borrower in this Loan Agreement or the other Loan Documents is untrue or incorrect in any material respect as of the date of the advance or loan, (iii) Lender has not received all Loan Documents appropriately executed by Borrower, Guarantors, and all other proper parties, (iv) Lender has requested that Borrower or Guarantors execute additional loan or security documents consistent with the terms of this Agreement and those documents have not yet been properly executed, delivered, and recorded, (v) Borrower is not in compliance with the Borrowing Base and all reporting requirements, or (vi) an Event of Default (as defined below) has occurred and is continuing.

     5. Representations and Warranties. (a) Borrower hereby represents and warrants to Lender as follows:

               (1) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, and all of the other Loan Documents by Borrower, or any subsidiary of Borrower, have been duly authorized

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by Borrower board of directors, and this Loan Agreement, the Notes, the Security
Documents, and all of the other Loan Documents constitute legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms;

               (2) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of Borrower's Bylaws or any other agreement or instrument binding upon Borrower or (ii) any law, governmental regulation, court decree, or order applicable to Borrower;

               (3) Each financial statement of Borrower, now or hereafter supplied to Lender, was (or will be) prepared in accordance with Accounting Principles, in Proper Form, and truly discloses and fairly presents in all material respects Borrower's financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

               (4) There are no actions, suits, or proceedings pending or, to Borrower's or Guarantors' knowledge, threatened against or affecting Borrower, Guarantors, or the Properties, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to cause a Material Adverse Change;

               (5) Borrower has filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and has either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected;

               (6) Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any "defined benefit plan" (as defined in ERISA) maintained or contributed to by Borrower (each a "Plan"); no "Reportable Event" as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower, unless the reporting requirements have been waived by the Pension Benefit Guaranty Corporation; and Borrower has met its minimum funding requirements under ERISA with respect to each Plan;

               (7) Borrower has disclosed to Lender all agreements, or accurate examples thereof, materially affecting Borrower's properties and its operations, and Borrower covenants to provide such additional information as Lender may

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DECEMBER 7, 2009
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reasonably request from time to time regarding Borrower or its properties, including without limitation, gas transportation agreements and advance payment contracts;

               (8) Borrower certifies that Schedule 2 sets forth, as of the date of this Loan Agreement, a true and correct organizational chart and list of all subsidiaries or other entities owned by Borrower indicating the ownership in each; and

               (9) As of the date of this Loan Agreement, Borrower has entered into no existing ISDA Agreements or hedge transactions with any parties.

          (b) Guarantors hereby represent and warrant as follows:

               (1) The execution, delivery, and performance of this Loan Agreement, the Guaranties, and all of the other Loan Documents have been duly authorized by each Guarantor's board of directors; and this Loan Agreement, the Guaranties, and all other Loan Documents constitute legal, valid, and binding obligations of that entity, enforceable in accordance with their respective terms;

               (2) Each financial statement of Guarantors, now or hereafter supplied to Lender, was (or will be) prepared in accordance with Accounting Principles, in Proper Form, and truly discloses and fairly presents each Guarantors' financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

               (3) There are no actions, suits, or proceedings pending or threatened against or affecting Guarantors, before any court or governmental department, commission, or board, which, if determined adversely, would reasonable be expected to cause a Material Adverse Change; and

               (4) Guarantors have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

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     6. Covenants. (a) Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower shall, unless Lender otherwise consents in writing:

               (1) (i) Maintain its existence in good standing in the state of its formation, maintain its authority to do business in Texas and all other states in which it is required to qualify, and maintain full legal capacity to perform all its obligations under this Loan Agreement and the Loan Documents,
(ii) continue to operate its business as presently conducted or as may be reasonably related or incidental thereto, (iii) not permit a material change in its ownership, control, or management, (iv) not permit its dissolution, liquidation, or other termination of existence or forfeiture of right to do business, (v) not form any subsidiary without notifying Lender in writing at least ten (10) days in advance, (vi) not permit a merger or consolidation (unless Borrower is the surviving entity), and (vii) not acquire all or substantially all of the assets of any other entity without first notifying Lender in writing at least ten (10) days in advance.

               (2) Manage the Properties in an orderly and efficient manner consistent with good business practices, and perform and comply in all material respects with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Properties or Borrower and its operations including, without limitation, compliance with all applicable laws relating to the environment.

               (3) Maintain insurance as customary in the industry or as reasonably required by Lender, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker's compensation (if necessary to comply with law), naming Lender as an additional insured or a loss payee, and containing provisions prohibiting their cancellation without prior written notice to Lender, and provide Lender with evidence of the continual coverage of those policies prior to the lapse of any policy, (it being understood, however, that Borrower does not currently insure and need not hereafter insure its pipeline assets against property damage or similar casualty).

               (4) Not sell, assign, transfer, or otherwise dispose of all or any interest in the Properties or any other collateral, except for (i) the purchase and sale of hydrocarbons in the ordinary course of business (provided, however, that Borrower may not enter into any contract for the purchase of hydrocarbons without entering into a corresponding contract for the sale of the entirety of the volumes to be purchased) or (ii) the sale or transfer of equipment that is no longer necessary for the business of Borrower or that is replaced by equipment of at least comparable value and use.

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               (5) Promptly inform Lender of (i) any Material Adverse Change,
(ii) all litigation and claims which could reasonably be expected to materially and adversely affect the financial condition of Borrower or the Properties,
(iii) all actual or contingent material liabilities of Borrower, (iv) any change in name, identity, or structure of Borrower, and (v) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage.

               (6) Maintain Borrower's books and records in accordance with Accounting Principles, and permit Lender to examine, audit, and make and take away copies or reproductions of Borrower's books and records, reasonably required by Lender, at all reasonable times; and permit such persons as Lender may designate at reasonable times to visit and inspect the Properties and examine all records with respect to the Properties; and pay for the reasonable cost of such examinations, audits, and inspections required by Lender.

               (7) Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrower or the Properties, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Properties, income, or profits, and pay all trade payables and other current liabilities incurred in the ordinary course of business within ninety (90) days of their due date; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien, or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrower has established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with Accounting Principles.

               (8) Not directly or indirectly create, incur, assume, or permit to exist any indebtedness (including guaranties), secured or unsecured, absolute or contingent, except for the following (the "Permitted Indebtedness"): (i) the indebtedness to Lender, (ii) any trade payables, taxes, and current liabilities incurred in the ordinary course of business, (iii) the existing indebtedness disclosed in Schedule 3 attached, and (iv) purchase-money indebtedness (including, without limitation, capital lease obligations) secured by purchase-money liens permitted under clause (vi) of Section 6(a)(9) of this Loan Agreement; and not make capital expenditures, other than capital expenditures financed by proceeds of the Loans, in excess of $500,000 during any fiscal year of Borrower.

               (9) Not mortgage, assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Properties (or any interest in the Properties), including, without limitation, any oil and gas properties included in the calculation of the Borrowing Base, except the following (collectively the "Permitted Liens"): (i) those in favor of

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Lender, (ii) those existing and disclosed to Lender in writing (including, without limitation, the cash collateral posted by the Borrower to WNB to secure Borrower's reimbursement obligations with respect to the letters of credit described in Schedule 3 attached hereto), (iii) liens for taxes not delinquent or being contested in good faith, (iv) landlord's liens, vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction, or other like liens with respect to obligations not overdue or being contested in good faith, (v) liens resulting from deposits to secure the payments of workers' compensation or social security, (vi) purchase money security interests, capital leases, or construction liens that attach solely to the asset acquired, leased, or constructed, that secure indebtedness in an amount not exceeding the cost and the fair market value of the asset acquired or constructed, and (vii) contractual liens that arise in the ordinary course of business under or in connection with operating agreements, oil and gas leases, farm-out agreements, contracts for the sale, transportation, or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, marketing agreements, processing agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring, and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith.

               (10) Not make any loans, advances, dividends, or other distributions to any party, including without limitation, shareholders, officers, directors, partners, joint venturers, members, managers, relatives, or affiliates, or any profit sharing or retirement plan, except for (i) loans or advances to employees of the Borrower for payment of expenses incurred in the ordinary course of business, (ii) loans or advances by the Borrower to one or more Guarantors, provided that no Event of Default exists at the time of such loan or advance, (iii) loans or advances by the Borrower to entities (other than Guarantors) owned in whole or in party by the Borrower or a Guarantor, provided that no Event of Default exists at the time of such loan or advance and provided that the aggregate outstanding amount of all loans and advances pursuant to this clause (iii) does not exceed $100,000 at any time, (iv) payments to any profit sharing or retirement plans of the Borrower in existence on the date of this Loan Agreement, provided that the amount of such payments is consistent with the Borrower's past payments, (v) distributions by the Borrower to its equity holders payable solely in stock or other equity interests of the Borrower, and
(vi) such other loans, advances, dividends, distributions or amounts as Lender shall hereafter approve in writing.

               (11) Not purchase, acquire, redeem, or retire any stock or other ownership interest in Borrower; and not permit any transaction or contract with any affiliates or related parties (other than, so long as no Event of Default exists, Guarantors), except at arms length and on market terms.

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 13 of 29


               (12) Maintain its primary depository accounts and principal banking relationship at Lender.

               (13) INDEMNIFY LENDER AGAINST ALL LOSSES, LIABILITIES, WITHHOLDING AND OTHER TAXES, CLAIMS, DAMAGES, OR EXPENSES RELATING TO THE LOANS, THE LOAN DOCUMENTS, OR BORROWER'S USE OF THE LOAN PROCEEDS, INCLUDING BUT NOT LIMITED TO ATTORNEYS AND OTHER PROFESSIONAL FEES AND SETTLEMENT COSTS, BUT EXCLUDING, HOWEVER, THOSE CAUSED SOLELY BY OR RESULTING SOLELY FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER; AND THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LOAN AGREEMENT.

               (14) Comply in all material respects with all applicable provisions of ERISA, not violate any provision of any Plan, meet its minimum funding requirements under ERISA with respect to each Plan, and notify Lender in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

               (15) If Borrower now or hereafter acquires any wholly-owned subsidiary or owns any issued and outstanding capital stock or partnership interests of any companies or partnerships, Borrower shall sign and deliver to Lender within fifteen (15) days a pledge agreement in Proper Form, creating a first-priority security interest covering the issued and outstanding capital stock or partnership interests of all existing and hereafter acquired companies, subsidiaries, or partnerships of Borrower, and Borrower shall cause the wholly-owned subsidiary to sign and deliver to Lender within fifteen (15) days a guaranty in Proper Form, guaranteeing payment of the Loans and all other fees and expenses due pursuant to this Loan Agreement or the other Loan Documents.

               (16) Execute and deliver, or cause to be executed and delivered, within ten (10) days of Lender's written request, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Properties and related collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

          (b) Until the Loans and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, Guarantors agree and covenant that they will, unless Lender otherwise consents in writing:

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 14 of 29


               (1) Not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in Borrower;

               (2) Promptly inform Lender of (i) any Material Adverse Change,
(ii) all litigation and claims which could materially affect the financial condition of any Guarantors, and (iii) all actual or contingent material liabilities; and

               (3) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and promptly cure any defects in the execution and delivery of any Loan Documents.

     7. Financial Covenants. Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower shall, unless Lender otherwise consents in writing, maintain the following financial covenants:

          (a) Maintain at the end of each fiscal quarter a Current Ratio greater than or equal to 1.25 to 1.0. "Current Ratio" is defined as the ratio of (i) current assets of Borrower and its subsidiaries on a consolidated basis, plus until the Termination Date, amounts remaining to be advanced on the Revolving Loan as limited under Subsection (a) of Section 1 of this Loan Agreement, divided by (ii) current liabilities (excluding current maturities of long-term debt) of Borrower and its subsidiaries on a consolidated basis.

          (b) Maintain a Debt to Tangible Net Worth Ratio less than or equal to
0.5 to 1.0 as of the end of each fiscal quarter. "Debt to Tangible Net Worth Ratio" is defined as the ratio of (i) the total amount outstanding on the Loans, divided by (ii) the total value of Borrower's and its subsidiaries' assets, less the value of Borrower's and its subsidiaries' intangible assets, less the total amount of Borrower's and its consolidated subsidiaries liabilities.

          (c) Maintain at the end of each fiscal quarter a Debt Service Coverage Ratio greater than or equal to 1.5 to 1.0. "Debt Service Coverage Ratio" is defined as the ratio of (i) EBITDA for Borrower and its subsidiaries on a consolidated basis for the most recent quarter, divided by (ii) interest expense on the Loans for the quarter, plus actual principal and interest payments on any other indebtedness of Borrower and its subsidiaries for the most recent fiscal quarter. "EBITDA" means, for any period, the pre-tax net income of the Borrower and its consolidated subsidiaries for such period, plus (without duplication and only to the extent deducted in determining such net income) interest expense of the Borrower and its consolidated subsidiaries for such period, depreciation, non-cash amortization, depletion, write down of assets and other non-cash expenses of the Borrower and its consolidated subsidiaries for such period, plus

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 15 of 29


or minus, as the case may be, nonrecurring losses or gains resulting from the sale of assets during such period (to the extent such losses or gains are included in the determination of such net income).

Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to Accounting Principles, consistently applied.


     8. Reporting Requirements. Until the Loans and all other obligations and liabilities of Borrower under this Loan Agreement, the Notes, the Security Documents, and the other Loan Documents are fully paid and satisfied, Borrower shall, unless Lender otherwise consents in writing, furnish to Lender in Proper
Form:

               (1) As soon as available, and in any event within ninety (90) days of the end of Borrower's fiscal year, annual financial statements for Borrower, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of operations, and a statement of changes in owners' equity, audited by an independent certified public accountant acceptable to Lender and certified by an authorized officer of Borrower (i) as being true and correct in all material aspects to the best of his knowledge,
(ii) as fairly reporting the financial condition of Borrower as of the close of the fiscal year and the results of its operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;

               (2) As soon as available, and in any event within sixty (60) days of the end of each fiscal quarter, quarterly financial statements for Borrower, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of operations, and a statement of changes in owners' equity, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by an authorized officer of Borrower (i) as being true and correct in all material aspects to the best of his knowledge,
(ii) as fairly reporting the financial condition of Borrower as of the close of the fiscal quarter and the results of its operations for the quarter, and (iii) as having been prepared in accordance with Accounting Principles;

               (3) With the quarterly and annual financial statements required above, a quarterly compliance certificate in the form of Exhibit B attached, signed by an authorized officer of Borrower and certifying compliance with the financial covenants and other matters in this Loan Agreement;

               (4) On an annual basis, a throughput study of the Borrower's pipeline assets and other Properties, as follows: Lender reserves the right to require a third-party throughput study, however, in lieu of this, at least

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 16 of 29


annually, the Lender may conduct its own throughput study at a cost to the Borrower not to exceed $3,000;

               (5) Within thirty (30) days of filing, copies of Borrower's federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits;

               (6) Within forty-five (45) days of the end of each quarter, quarterly volume reports for the Properties;

               (7) Within three (3) days filing, Borrower shall provide to Lender full and complete copies of all 10K and 10Q filings made by Borrower or any of its subsidiaries;

               (8) At any time upon request by Lender and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of oil, gas, and associated hydrocarbons produced from or attributable to the Properties;

               (9) Within five (5) days after Borrower learns of any such occurrence, a written report of any pending or threatened litigation which would reasonably be expected to cause a Material Adverse Change or which asserts damages or claims in an amount in excess of $100,000;

               (10) As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of Borrower setting forth the details of such Event of Default and the action which Borrower proposes to take with respect thereto; and

               (11) Within ten (10) days of Lender's written request, such other information respecting the condition and the operations, financial or otherwise, of Borrower and the Properties as Lender may from time to time reasonably request.

          (b) Until the Loans and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, each of the Guarantors shall, within ten
(10) days of Lender's written request, furnish Lender information respecting the condition and the operations, financial or otherwise, of each of the Guarantors as Lender may from time to time reasonably request.

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 17 of 29


     9. Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions shall be called an "Event of Default":

               (1) Failure to make punctual payment when due of any sums owing on any of the Notes or any of the other secured indebtedness (as described in the Deed of Trust or the Security Agreement) or any other amounts owed by Borrower to Lender; or

               (2) Failure of any of the Obligated Parties (as defined below) to properly perform any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any representation or warranty made by Borrower or Guarantors proves to have been false, misleading, or erroneous in any material respect; or

               (3) If Receivables attributable to Borrower's properties are directed to any party other than the lockbox maintained by Lender following the establishment of the lockbox under Section 2(d) of this Loan Agreement; or

               (4) A failure by Borrower to resolve a Borrowing Base deficiency in accordance with Section 3(b) of this Loan Agreement; or

               (5) Levy, execution, attachment, sequestra-tion, or other writ against any real or personal property, representing the security for the Loans (it being understood that the incurrence of a Permitted Lien shall not constitute an Event of Default under this clause (5)); or

               (6) Any "Event of Default" under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

               (7) Except as expressly permitted by this Loan Agreement, the transfer, whether voluntarily or by operation of law, of all or any portion of the Properties without obtaining Lender's consent; or

               (8) The failure of any of the Obligated Parties to pay any money judgment in excess of $25,000.00, against that party before the expiration of thirty (30) days after the judgment becomes final, or the failure of any of the Obligated Parties to obtain dismissal within ninety (90) days of any involuntary proceeding filed against that party under any Debtor Relief Laws (as defined below); or

               (9) Borrower's liquidation, termination of existence, merger or consolidation with another (unless Borrower is the surviving entity), forfeiture of right to do business (except as otherwise permitted under this Loan

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 18 of 29

Agreement), or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver (except, in the case of an involuntary filing, if such action is dismissed within 90 days, unless prior thereto an order for relief is entered); or

               (10) A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or the calling of any meeting of creditors of any of the Obli-gated Parties under any Debtor Relief Laws, for the purpose of considering an arrangement or composition; or

               (11) Any of the Obligated Parties revokes or disputes the validity of or liability under any of the Loan Documents, including any guaranty or security document.

          (b) The term "Obligated Parties" means Borrower, Guarantors, any other party liable, in whole or in part, for the payment of any of the Notes, whether as maker, endorser, guaran-tor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as securi-ty in connection with or pertaining to the Notes or the Loans. The term "Debtor Relief Laws" means any applicable liquidation, conservatorship, receivership, bankruptcy, morato-rium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

     10. Remedies. (a) Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by subsection (b) below, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other indebtedness then owing by Borrower to Lender, shall, at the option of Lender, become immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrower. Any and all rights and remedies of Lender pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Lender, at its option, upon the occurrence and during the continuance of an Event of Default and the expiration of any notice, cure, or grace period required by subsection (b) below. All remedies of Lender may be exercised singularly, concurrently, or consecutively, without waiver or election.

          (b) Upon any Event of Default described in Subsection 9 (a)(1) above regarding payment of sums owing to Lender, Lender shall provide Borrower with an invoice for the payment due and Borrower shall have five (5) days grace after the due date in order to cure the default prior to acceleration of the Notes and

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 19 of 29


exercise of any remedies. Upon any other Event of Default described in Subsection 9 (a) above, Lender shall provide Borrower with written notice of the Event of Default and Borrower shall have twenty (20) days after notice in order to cure the Event of Default prior to acceleration of the Notes and exercise of any remedies; except Borrower shall have no cure period for any voluntary filing by Borrower under any Debtor Relief Laws, for any voluntary transfer of any portion of the Properties in violation of this Agreement, without obtaining Lender's partial release, for any liquidation or termination of existence of Borrower, or for any Event of Default that is not capable of cure during that period, including, without limitation, breaches of any negative covenants that are not capable of cure during that period, and provided that Lender is not obligated to provide written notice of any Event of Default which Borrower reports to Lender, but Borrower shall have the benefit of any applicable grace or cure period required herein.

          (c) All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements between Borrower and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

     11. Waiver and Amendment. Neither the failure nor any delay on the part of Lender to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

     12. Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrower or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes, and, if the principal balances of the Notes are paid in full, any remaining excess shall forthwith be paid to Borrower. In

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 20 of 29

determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrower and Lender shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term "Maximum Rate" means the maximum interest rate which may be lawfully charged under applicable law.

     13. Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

     Lender:         MERIDIAN BANK TEXAS
                     Attention:   John Van Son, Senior Vice President
                     100 Lexington Street, Ste. 100,
                     Fort Worth, Texas 76102
                     Fax Number (817) 810-0272

     With a copy
     to counsel
     for Lender:     Wade D. Purtell
                     HARRIS, FINLEY & BOGLE, P.C.
                     777 Main Street, Suite 3600
                     Fort Worth, Texas  76102-5341
                     Fax Number (817) 332-6121

     Borrower and
     Guarantors:     GATEWAY ENERGY CORPORATION
                     Attention: Chris Rasmussen, CFO
                     1415 Louisiana Street, Ste. 4100
                     Houston, Texas 77002
                     Fax Number (713) 336-0855

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 21 of 29


     With a copy
     to counsel
    for Borrower:    Craig Evans
                     STINSON MORRISON HECKEr, LLP
                     1201 Walnut Street, Suite 2900
                     Kansas City, Missouri 64106
                     Fax Number (816) 691-3495

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if faxed, on the date it is received by the party. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

     14. Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Lender, Borrower, and Guarantors, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrower and Guarantors may not, without the prior written consent of Lender, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

          (b) THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN TARRANT COUNTY, TEXAS. BORROWER, GUARANTORS, AND LENDER IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN AGREEMENT, THE NOTES, THE LOANS, THE GUARANTIES, OR THE PROPERTIES SHALL BE IN COURT IN TARRANT COUNTY, TEXAS.

          (c) If any provision of this Loan Agreement or any other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

          (d) All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

          (e) All documents delivered by Borrower or Guarantors to Lender must be in Proper Form. The term "Proper Form" means in form, substance, and detail satisfactory to Lender in its sole discretion.; provided, however, that with respect to Reporting Requirements under Section 8 "Proper Form" means in form, substance, and detail satisfactory to Lender in its reasonable discretion.

          (f) Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrower shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Lender's

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 22 of 29


inside or independent legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans,
(iii) resolution of any disputes with Borrower or Guarantors related to the Loans or this Loan Agreement, and (iv) any action in the enforcement of Lender' s rights upon the occurrence of an Event of Default.

          (g) If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

          (h) Lender shall have the right, with the consent of Borrower (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the Loans or commitment and be released from liability thereunder, and (ii) to transfer or sell participations in the Loans or commitment with the transferability of voting rights limited to principal, rate, fees, and term.

          (i) This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrower. At Lender's option, this Loan Agreement and the Loan Documents may also be executed by Borrower and Guarantors in remote locations with signature pages faxed to Lender. Borrower and Guarantors agree that the faxed signatures are binding upon Borrower and Guarantors, and Borrower and Guarantors further agree to promptly deliver the original signatures for this Loan Agreement and all Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if they fail to promptly deliver all required original signatures.

     15. WNB Assigned Credit Agreement. This Loan Agreement replaces the Credit Agreement, dated August 23, 2007, among Borrower, as borrower thereunder, and Western National Bank, as Administrative Agent and a Lender thereunder, as amended and as assigned by Western National Bank to Lender, provided that this Loan Agreement shall not act as a novation or discharge of any indebtedness outstanding under such Credit Agreement that has been assigned by Western National Bank to Lender or act to discharge limit or otherwise impair any security interests, mortgage liens, or other collateral that have been assigned by Western National Bank to Lender, and all such assigned security interests, mortgage liens, and other collateral shall remain in effect and continue to secure the Loans and other obligations of the Borrower to the Lender under this Loan Agreement and the other Loan Documents; and provided that nothing in this Loan Agreement or the other Loan Documents shall act to impair or otherwise adversely affect the creation, attachment, perfection, or priority of such assigned security interests, mortgage liens, or other collateral.

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 23 of 29


     16. Notice of Final Agreement. (a) In connection with the Loans, Borrower, Guarantors, and Lender have executed and delivered this Loan Agreement and the Loan Documents (collectively the "Written Loan Agreement").

          (b) It is the intention of Borrower, Guarantors, and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantors, and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantors, and Lender that are not reflected in the Written Loan Agreement.

          (c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

                                            Yours very truly,

                                            MERIDIAN BANK TEXAS


                                            By:  /s/  John Van Son
                                               --------------------------------
                                                      John Van Son,
                                                      Senior Vice President



Accepted and agreed to
this 7th day of December, 2009:

BORROWER:

GATEWAY ENERGY CORPORATION

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 24 of 29


By:  /s/  Robert Panico
   -------------------------------
Name:      Robert Panico
Title:     President and Chief Executive Officer

GATEWAY ENERGY CORPORATION
DECEMBER 7, 2009
Page 25 of 29


GUARANTORS:


GATEWAY PIPELINE COMPANY                      GATEWAY OFFSHORE PIPELINE COMPANY


By:  /s/  Robert Panico                       By:  /s/  Robert Panico
   -------------------------------               ------------------------------
Name:     Robert Panico                       Name:     Robert Panico
Title:    President                           Title:    President


GATEWAY PROCESSING COMPANY                    GATEWAY ENERGY MARKETING COMPANY


By:  /s/  Robert Panico                       By:  /s/  Robert Panico
   -------------------------------               ------------------------------
Name:     Robert Panico                       Name:     Robert Panico
Title:    President                           Title:    President














Exhibits and Schedules
----------------------
Exhibit A - Revolving Note
Exhibit B - Compliance Certificate
Schedule 1 - Deed of Trust
Schedule 2 - Organizational Chart
Schedule 3 - Existing Debts

                                                                       EXHIBIT A

                               MERIDIAN BANK TEXAS

                            REVOLVING PROMISSORY NOTE
                            -------------------------

$6,000,000.00                   Fort Worth, Texas               December 7, 2009

     Promise to Pay. For value received, GATEWAY ENERGY CORPORATION ("Borrower"), a Delaware corporation, promises to pay to the order of MERIDIAN BANK TEXAS ("Lender"), at its offices in Tarrant County, Texas, at 100 Lexington Street, Suite 100, Fort Worth, Texas 76102, the sum of Six Million Dollars ($6,000,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time, in legal and lawful money of the United States of America, together with interest thereon from this date until maturity at a fluctuating rate per annum equal to the lesser of (a) the sum of the Prime Rate in effect from day to day, plus one and one-half percent (1.50%); or (b) the Maximum Rate; provided, however, that the interest rate payable on this Note shall never fall below a floor rate of five and one-half percent (5.5%) per annum. "Prime Rate" shall mean at any time the rate of interest per annum then most recently established by The Wall Street Journal as the "prime rate" on corporate loans for large U.S. commercial banks, as published in the Money Rates section of The Wall Street Journal, computed on the basis of a year of 360 days and for the actual number of days elapsed (including the first day but excluding the last day); and "Maximum Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. Each change in the interest rate shall become effective without notice to Borrower on the effec-tive date of each change in the Maximum Rate or the Prime Rate, as the case may be. If at any time the rate based on the Prime Rate, together with all charges made in connection with the loan evidenced by this Note that may be treated as interest under applicable law, shall exceed the Maximum Rate, thereby causing the interest on the principal of the Note to be limited to the Maximum Rate, then notwithstanding any subse-quent change in either the Prime Rate or the Maximum Rate that would otherwise reduce the rate based on the Prime Rate to less than the Maximum Rate, the rate of interest on the principal of the Note shall remain equal to the Maximum Rate until the total amount of interest accrued on the principal of the Note equals the amount of interest which would have accrued on the principal of the Note if the rate based on the Prime Rate had at all times been in effect.

     Payment Terms. This Note is due and payable on the terms set out below:

     (a) interest shall be due and payable monthly as it accrues, commencing on the 7th day of January, 2010, and continuing on the last day of each successive month thereafter during the term of this Note; and

     (b) the principal of this Note shall be due and payable as required by the Loan Agreement (as defined below) to meet any Borrowing Base deficiency or Monthly Commitment Reductions (if and when required by Lender under the Loan Agreement); and

(December 7, 2009)

     (c) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date. Unless its maturity is sooner accelerated as set forth herein, this Note will mature on April 30, 2012 (the "Maturity Date"), at which time all unpaid sums then owing will be payable in full, principal and interest.

This Note may be prepaid in whole or in part at any time without premium or penalty.

     Security. Payment hereof is secured by the following (collectively the "Loan Documents"): (1) obligations under a Loan Agreement of even date, executed by Borrower, Lender, and GATEWAY PIPELINE COMPANY; GATEWAY OFFSHORE PIPELINE COMPANY; GATEWAY PROCESSING COMPANY; and GATEWAY ENERGY MARKETING COMPANY (collectively "Guarantors"), as amended (the "Loan Agreement"); (2) the liens and security interests created by or described in the Deed of Trust and the Security Agreement (as defined in the Loan Agreement); (3) all the other Security Documents (as defined in the Loan Agreement) and all other instruments now or hereafter described in the Loan Agreement or related thereto; and (4) any other agreement (now existing or made hereafter) relating to the loans between Lender and Borrower.

     Revolving Credit. Under the Loan Agreement, Borrower may request advances and make payments hereunder from time to time, provided that it is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount or the Borrowing Base as set forth in the Loan Agreement. In addition, under the terms of the Loan Agreement, Lender may set monthly or quarterly commitment reductions for the Borrowing Base, and the principal amount outstanding on this Note may not exceed this reducing amount. The unpaid balance of this Note shall increase and decrease with each new advance or payment hereunder, as the case may be. This Note shall not be deemed terminated or canceled prior to the Maturity Date, although the entire principal balance hereof may from time to time be paid in full. Borrower may borrow, repay, and reborrow hereunder.

     Payments. Unless otherwise agreed to in writing or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges, and other charges; provided, however, upon delinquency or other Event of Default, Lender reserves the right to apply payments among principal, interest, delinquency charges, collection costs, and other charges, in such order and manner as the holder of this Note may from time to time determine in its sole discretion. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

     Interest on Past Due Amounts and Default Interest. To the extent any interest is not paid on or before the date it becomes due and payable, Lender may, at its option, add such accrued but unpaid interest to the principal of this Note. Notwithstanding anything herein to the contrary, (i) while any Event

(December 7, 2009)   Revolving Promissory Note - Page 2 of 5
of Default (as defined below) is outstanding, (ii) upon notice from Lender of a Borrowing Base deficiency under the Loan Agreement and thereafter so long as the Borrowing Base deficiency exists, (iii) upon acceleration of the maturity hereof following an uncured Event of Default, or (iv) at the Maturity Date, all principal of this Note shall, at the option of Lender, bear interest at the Maximum Rate until paid.

     Late Charge. If Lender has not received the full amount of any scheduled payment by the end of ten (10) calendar days after the date it is due, Borrower will pay to Lender a late charge in the amount of five percent (5%) of the delinquent amount. Borrower is liable for this late charge only once for each delinquent payment.

     Dishonored Check Charge. Borrower shall pay to Lender, on demand, a processing fee in the amount of $28.00 for each check which is provided to Lender by Borrower in payment of an obligation owing to Lender under any loan document, but returned or dishonored for any reason.

     Events of Default. The occurrence at any time of any of the following events or the existence of any of the following conditions shall collectively be called "Events of Default" or singly called an "Event of Default":

     (a) Failure to make punctual payment when due of any sums owing on this Note or any of the other Indebtedness (as defined in the Deed of Trust); or a default under any other indebtedness of Borrower or Guarantors owing to the Lender; or

     (b) Failure of any of the Obligated Parties (as defined below) to properly perform any of the obligations, covenants, or agreements contained in the Loan Documents; or any material representation or warranty made by any of the Obligated Parties is or proves to have been false, misleading, or erroneous; or

     (c) Any "Event of Default" under the Loan Agreement or any of the Loan Documents, the Events of Default defined in the Loan Agreement and the Loan Documents being cumulative to those contained in this Note.

The term "Obligated Parties" used herein means Borrower, Guarantors, or either of them, any other party liable, in whole or in part, for the payment of this Note, whether as maker, endorser, guaran-tor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as securi-ty in connection with or pertaining to this Note or loan.

     Remedies. Upon an Event of Default, and Borrower's failure to timely cure such default following any notice, cure, or grace period required by the Loan Agreement, at the option of Lender the entire indebt-edness evidenced hereby, as well as all other liabili-ties of Borrow-er to Lender, shall be matured without further notice, and Lender may exercise any or all of the rights and remedies available to it, includ-ing, without limitation, those under this Note, the Loan Documents, and any other instru-ment or agreement relating hereto, or any one or more of them. The failure of Lender to exercise its option to accelerate the maturity of this Note shall not constitute a waiver of its right to exercise the same at any other time. Any Event of Default under this Note shall constitute a default under each of the Loan Documents, and any default under any of the Loan Documents shall constitute an Event of Default under this Note.

(December 7, 2009)   Revolving Promissory Note - Page 3 of 5

     Waiver. Except such notice of default as is specifically required by the Loan Agreement, Borrower and all other Obligated Parties sever-ally waive the order of their liability, the marshaling of assets, demand, presentment for payment, notice of dishon-or, protest and notice of protest, notice of default, notice of intent to accelerate maturity, and notice of the acceleration. Borrower and all other Obligated Parties agree to all renewals and extensions of this Note and partial payments and releases or substitutions of security, in whole or in part, with or without notice, before or after maturity. In case of any renewal or extension of this Note or any part of the indebt-edness evidenced hereby, all liens and security interests securing payment hereof will continue to secure payment of the renewal or extension note or notes.

     Business Loan. Borrower represents to and covenants with Lender that: (1) all loans evidenced by this Note are and shall be "business loans" as that term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended; and (2) the loans are for business, commercial, investment, or other similar purposes and not for personal, family, household, or agricultural use, as those terms are used in the Texas Finance Code. Borrower and Lender further agree that Chapter 346 of the Texas Finance Code does not apply to this Note, even if the Note evidences a revolving debt.

     Collection Costs. If this Note is placed in the hands of attorneys for collection, if suit is filed hereon, if this Note is collect-ed through bankruptcy proceedings (including any proceeding, federal or state, for the relief of debtors), or if Lender becomes a party either as plaintiff or defendant in any legal proceeding in relation to the property securing payment of this Note, Borrower agrees to pay addition-al-ly to Lender reasonable attorneys fees and collection costs.

     Savings Clause. Regardless of any provision contained in this Note, the Loan Documents, or any instrument executed or delivered in connec-tion herewith, it is the express intent of the parties that at no time shall any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on this Note, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and, in the event that Lender ever receives, col-lects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrower and Lender shall, to the maximum extent permitted under applicable law: (1) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (2) exclude voluntary prepayments and the effect thereof; and (3) spread the total amount of interest throughout the entire contemplated term of this Note so that the inter-est rate is uniform throughout the term.

     Miscellaneous. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY, THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THIS INSTRU-MENT IS MADE AND IS PERFORMABLE IN FORT WORTH, TARRANT COUNTY, TEXAS, AND IN THE EVENT OF A DISPUTE INVOLVING THIS NOTE OR ANY OTHER INSTRUMENT EXECUTED IN CONNECTION HEREWITH, BORROWER IRREVOCABLY AGREES THAT VENUE FOR SUCH DISPUTES SHALL BE IN ANY COURT OF COMPETENT JURIS-DICTION IN TARRANT COUNTY, TEXAS.

(December 7, 2009)   Revolving Promissory Note - Page 4 of 5

     Time is of the essence of this Note.

     This Note may not be changed orally, but only by an agreement in writing signed by the party against whom en-force-ment of any waiver, change, modification, or discharge is sought.

     This Note and all the covenants, promises, and agree-ments contained herein are binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors, and assigns.

     Section headings or captions are for convenience only and are not to be used in interpreting the provisions of this Note.

     Renewal. This note is given in renewal and extension and not in extinguishment of all amounts owing on the promissory note dated August 23, 2007, in the original principal amount of $20,000,000, made by Borrower and payable to the order of Western National Bank.

     Executed and delivered to Lender in Fort Worth, Texas, on the date stated above.

                                            GATEWAY ENERGY CORPORATION,
                                            a Delaware corporation


                                            By:________________________
                                            Name: _____________________
                                            Title: ______________________



This Note was prepared by:
HARRIS, FINLEY & BOGLE, P.C.
777 Main Street, Suite 3600
Fort Worth, Texas 76102-5341
(817) 870-8700




(December 7, 2009)   Revolving Promissory Note - Page 5 of 5

                                                                       EXHIBIT B

                        QUARTERLY COMPLIANCE CERTIFICATE

     Pursuant to the Loan Agreement (the "Loan Agreement") dated December 7, 2009, between GATEWAY ENERGY CORPORATION, a Delaware corporation ("Borrower"), and MERIDIAN BANK TEXAS ("Lender"), Borrower has reviewed its activities for the fiscal quarter ending on ___________________, 200___, and hereby represents and warrants to Lender that the information set forth below is true and correct as of that date (capitalized terms below have the meanings assigned in the Loan Agreement):

     1.  Financial Covenants.                           Required        Actual
         --------------------                           --------        ------

         (a)  Current Ratio (minimum)                  1.25 to 1.0  _____ to 1.0
              to be tested quarterly

              Current assets              $__________
              Current liabilities         $__________

For the purpose of this calculation, "Current Ratio" is defined as the ratio of
(i) current assets of Borrower and its subsidiaries on a consolidated basis, plus until the Termination Date, amounts remaining to be advanced on the Revolving Loan as limited under Subsection (a) of Section 1 of this Loan Agreement, divided by (ii) current liabilities (excluding current maturities of long-term debt) of Borrower and its subsidiaries on a consolidated basis.

         (b) Debt to Tangible Net Worth Ratio (maximum) 0.5 to 1.0 _____ to 1.0 to be tested quarterly

              Amount outstanding on Loans $__________
              Assets                      $__________
              Intangible assets           $__________
              Liabilities                 $__________


For the purposes of this calculation, "Debt to Tangible Net Worth Ratio" is defined as the ratio of (i) the total amount outstanding on the Loans, divided by (ii) the total value of Borrower's and its subsidiaries' assets, less the value of Borrower's and its subsidiaries' intangible assets, less the total amount of Borrower's and its consolidated subsidiaries liabilities.


         (c)  Debt Service Coverage Ratio (minimum)      1.5 to 1.0 _____ to 1.0
              to be tested quarterly

              EBITDA                      $__________
              Interest expense            $__________
              Actual principal and
              interest payments           $__________

(December 7, 2009)

For the purpose of this calculation, "Debt Service Coverage Ratio" is defined as the ratio of (i) EBITDA for Borrower and its subsidiaries on a consolidated basis for the most recent quarter, divided by (ii) interest expense on the Loans for the quarter, plus actual principal and interest payments on any other indebtedness of Borrower and its subsidiaries for the most recent fiscal quarter. "EBITDA" means, for any period, the pre-tax net income of the Borrower and its consolidated subsidiaries for such period, plus (without duplication and only to the extent deducted in determining such net income) interest expense of the Borrower and its consolidated subsidiaries for such period, depreciation, non-cash amortization, depletion, write down of assets and other non-cash expenses of the Borrower and its consolidated subsidiaries for such period, plus or minus, as the case may be, nonrecurring losses or gains resulting from the sale of assets during such period (to the extent such losses or gains are included in the determination of such net income).

     2. The undersigned officers hereby certify on behalf of Borrower that (a) Borrower is in compliance with all covenants of the Loan Agreement, and (b) as of the effective date of this compliance certificate and the date received by Lender, no Event of Default or event that would, with the lapse of time or giving of notice, or both, be an Event of Default, has occurred. The Revolving Note and Loan Agreement are acknowledged, ratified, confirmed, and agreed by Borrower to be valid, subsisting, and binding obligations. Borrower agrees that there is no right to set off or defense to payment of the Revolving Note.

     Dated ____________________, 20___.


                                            GATEWAY ENERGY CORPORATION

                                            By:_________________________
                                            Name: ______________________
Title:_______________________


(December 7, 2009)     Compliance Certificate - Page 2 of 2